Exhibit 1
JOINT FILING AGREEMENT
     This JOINT FILING AGREEMENT, is dated as of the 1st day of July, 2007, by and among Compass Group Investments, Inc., Navco Management, Inc., CGI Diversified Holdings, LP, Concord Equity Inc. and The Kattegat Trust Company Limited (collectively, the “Joint Filers”).
     WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree as follows:
     1. The Amendment No. 3 to Schedule 13D with respect to the shares of Compass Diversified Trust (the “Trust”) (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.
     2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein.
     3. Each of the Joint Filers is responsible for the timely filing of Amendment No. 3 to Schedule 13D and any future amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
     4. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
[Signatures are on the following page.]

     IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

COMPASS GROUP INVESTMENTS, INC.
/s/ Lindsey Cancino
Name:	Lindsey Cancino
Title:	Director

NAVCO MANAGEMENT, INC.
/s/ Lindsey Cancino
Name:	Lindsey Cancino
Title:	Director

CGI DIVERSIFIED HOLDINGS, LP
/s/ Lindsey Cancino
Name:	Lindsey Cancino
Title:	Director, Navco Management, Inc., its general partner

CONCORD EQUITY INC.
/s/ Lindsey Cancino
Name:	Lindsey Cancino
Title:	Director

THE KATTEGAT TRUST COMPANY LIMITED
/s/ Arthur F. Coady
Name:	Arthur F. Coady
Title:	Managing Director